Exhibit 21

                                  Subsidiaries
                              Polaroid Corporation
                          Year ended December 31, 1998

                                                              Place of
Name of Subsidiary or Entity                                  Incorporation or
                                                              Establishment
------------------------------------------------------------------------------
DEK Processes of LA Inc.                                      Louisiana
Polaroid A.G.                                                 Switzerland
Polaroid A/S                                                  Denmark
Polaroid Asia Pacific International Inc.                      Delaware
Polaroid Asia Pacific Limited                                 Delaware
      Polaroid Industry China Limited                         China
      Polaroid of Shanghai Limited                            China
Polaroid Aktiebolag                                           Sweden
Polaroid Australia Pty. Limited                               Australia
Polaroid do Brasil Ltda.                                      Brazil
Polaroid Canada Inc.                                          Canada
Polaroid Caribbean Corporation                                Delaware
 Polaroid del Peru S.A.                                       Peru
      Polaroid de Argentina S.A.                              Argentina
Polaroid Contracting CV                                       Bermuda
Polaroid Espana, S.A.                                         Spain
Polaroid Eyewear Inc.                                         Delaware
         Polaroid Eyewear A.G. (Switzerland)                  Switzerland
         Polaroid Eyewear Espana S.A.                         Spain
         Polaroid Eyewear (France) EURL                       France
         Polaroid Eyewear (Sweden) AB                         Sweden
         Polaroid Eyewear GmbH (Austria)                      Austria
         Polaroid Eyewear (Nederlands) B.V.                   Netherlands
Polaroid Eyewear UK Limited (Owned by PolCorp)                United Kingdom
Polaroid Far East Limited                                     Hong Kong
Polaroid Foreign Sales B.V.                                   Netherlands
Polaroid Foundation, Inc.                                     Delaware
Polaroid Gesellschaft mit beschrankter Haftung                Germany
Polaroid Gesellschaft m.b.H.                                  Austria
Polaroid India Private Limited                                India
Polaroid ID Systems Inc.                                      Delaware
Polaroid International B.V.                                   Netherlands
      Darfilm Ticaret ve Sanayi A.S.                          Turkey
      Polaroid (Belgium) N.V.                                 Belgium
      Polaroid (Europa) B.V.                                  Netherlands
      Polaroid (France) S.A.                                  France
      Polaroid Graphics Imaging B.V.                          Netherlands
      Polaroid (Italia) S.p.A.                                Italy
      Polaroid Nederland B.V.                                 Netherlands


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

      Polaroid Trading B.V.                                   Netherlands
      Polaroid Polska Sp. zo.o.                               Poland
      Photographic Supplies S.R.C.                            Czech Republic
      Photographic Supplies Kereskedelmi Kft.                 Hungary
      Svetozor                                                Russia
      Polaroid Eyewear (Italia) S.r.l.                        Italy
Nippon Polaroid Kabushiki Kaisha                              Japan
Polaroid Malaysia Limited                                     Delaware
Polaroid de Mexico S.A. de C.V.                               Mexico
Polaroid (Norge) A/S                                          Norway
Polaroid Oy                                                   Finland
Polaroid Singapore Private Limited                            Singapore
Polaroid (U.K.) Limited                                       United Kingdom
Inner City, Inc.                                              Delaware
PMC, Inc.                                                     Massachusetts
PRD Capital Inc.                                              Delaware
PRD Investment Inc.                                           Delaware
PRD Management Limited                                        Bermuda
PRD Services Limited                                          Bermuda
PRD Overseas Limited                                          Bermuda
Sub Debt Partners Corp.                                       Delaware
Troon, Inc.                                                   Delaware
Polaroid Digital Solutions, Inc.                              Delaware

Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.


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